AGREEMENT OF SALE AND PURCHASE

PARKWAY PLAZA I AND II OFFICE BUILDINGS

THIS AGREEMENT OF SALE AND PURCHASE (the "Agreement") is made and entered into by and between the parties listed below as "Seller" and "Purchaser", effective as of the date that the Title Company acknowledges receipt of the fully executed Agreement (the “Effective Date”).

ARTICLE I.

BASIC TERMS

1.1

The following shall constitute the Basic Terms (herein so called) of this Agreement, and the terms having initial capital letters, used in the captions, or otherwise defined in the Article I shall have the same meaning when used in other Articles of this Agreement, unless the context otherwise requires a different meaning.  Also, in the event of any conflict between the Basic Terms and other provisions in this Agreement, the Basic Terms shall control.

1.1.1

Seller:

MERIT 99 OFFICE PORTFOLIO L.P.

Address:

14114 DALLAS PARKWAY, SUITE 220

DALLAS, TEXAS 75254

Attn: David R. Roelke

Phone:  (972) 776-0308

Fax: (972) 404-0417

Email: dave@merittexas.net

1.1.2

Purchaser:

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Address:

2909 Hillcroft, Suite 420

Houston, Texas 77057

713-467-2222 (O)

713-465-3132 (Fax)

Attn: David Wheeler, Executive VP of Acquisitions and

Finance

Email: dwheeler@hi-reit.com

Copy to:

Jim Stokes, Esq.

General Counsel

2909 Hillcroft, Suite 420

Houston, Texas 77057

713-467-2222 (O)

713-465-3132 (Fax)

Email: jstokes@hi-reit.com

1.1.3

Property/Project: 14110 and 14114 Dallas Parkway, Dallas, Texas, more particularly described on Exhibit A attached hereto.

1.1.4

Purchase Price: Purchaser shall pay the sum of $10,100,000.00 all in cash at Closing (defined below).

1.1.5

Earnest Money:  $350,000.00, to be delivered to the Title Company

(defined below) via wire transfer, on or before three (3) business days after the Effective Date (defined below).  Such deposit is referred to as the “Earnest Money”. The Earnest Money is to be placed in an interest-bearing account, with interest accruing for the benefit of Purchaser, and which shall be applied to the Purchase Price at Closing.

1.1.6

Title Company:

Commonwealth Title of Dallas

5720 LBJ Freeway, Suite 470

Dallas, Texas  75240

Attention: Matthew Lawrence

972-661-2145

972-661-3283 (fax)

Email: matthew@kimlawencepc.com

1.1.7

Review Period:  A period of time expiring forty five (45) days after the Effective Date.

1.1.8

Closing:  On or before fifteen (15) days after the expiration of the Review Period. Purchaser shall have the one time right to extend the Closing Date for not more than thirty (30) days by notifying Seller no later than five (5) days prior to the originally scheduled Closing Date and at the same time Purchaser shall deposit additional Earnest Money in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), which shall be non-refundable along with the Earnest Money, but applicable to the Purchase Price.

ARTICLE II

DESCRIPTION OF THE PROPERTY

2.1

In consideration of the Purchase Price and upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser and Purchaser shall purchase from Seller:

2.1.1

The Real Property as described on Exhibit “A”, together with all rights and appurtenances pertaining to such real estate, including, without limitation, any and all rights of Seller in and to all roads, alleys, easements, streets and ways adjacent to the Real Property, strips and gores and rights of ingress and egress thereto (collectively the “Real Property”);

2.1.2

All improvements, structures and fixtures placed, constructed or installed on the Real Property, being the Project, related parking spaces and all other structures and amenities located thereon (the collectively the "Improvements");

2.1.3

Certain tangible personal property and all intangible property owned by Seller that is located on or in or is used in connection with the use or operation of any of the Property (“Personal Property”). Personal Property shall include, without limitation, all the following: (a) all of the tangible property listed on a schedule to be delivered according to section 4.4.2 of this Agreement; (b) the service contracts listed on a schedule to be delivered according to 4.4.2 of this Agreement; (c) all rights under the Leases (defined in section 4.4.7); (d) all warranties and guaranties on or related to the tangible Personal Property or related to construction, repair, or alteration work on the Real Property, to the full extent such warranties and guaranties are assignable; (e) all licenses and permits related to the Property; (f) all plans, drawings, engineering studies located within, used in connection with, or related to the Property; (g) all intellectual property associated with, related to, or used in connection with the Property, including logos, trademarks, designs, tradenames, service marks, email addresses, domain names, and telephone numbers; and (h) all goodwill associated with the Real Property.

Notwithstanding the above, Personal Property received from Seller shall not include the right to the use of all or any portion of Seller's name “MERIT” OR “MERIT OFFICE PORTFOLIO” and goodwill relating thereto.

2.2

The Real Property, Improvements, and Personal Property shall be referred to collectively herein as the "Property" or the "Project."

ARTICLE III.

CLOSING

3.1

The procedure to be followed by the parties in connection with the Closing shall be as follows:

3.1.1

At the Closing the Seller shall cause to be delivered to the Title Company (sometimes herein referred to as the "Escrow Agent") or to Purchaser, as applicable, the items specified herein and the following documents and instruments duly executed and acknowledged, in recordable form and in form acceptable to Purchaser:

3.1.1.1

A special warranty deed (the "Deed") in the form of Exhibit B, dated as of the Closing Date, in favor of Purchaser or its assignee;

3.1.1.2

 A blanket conveyance, bill of sale and assignment (the "Bill of Sale") in the form of Exhibit C;

3.1.1.3

A certified rent roll (the "Rent Roll Certificate") for the Project, certified by Seller to be true and correct as of the Closing Date;

3.1.1.4

Evidence acceptable to Title Company, authorizing the consummation by Seller of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller, including documentation confirming the legal existence of Seller, the authority of Seller to execute and deliver such closing documents and the valid execution of such closing documents on behalf of Seller;

3.1.1.5

All keys to all locks on the Property in the possession of Seller and all documents in the possession of the Seller pertaining to tenants of the Property, including, but not limited to all leases, applications, correspondence and credit reports relating to each such tenant;

3.1.1.6

To the extent available, all necessary permits issued by appropriate governmental authorities and utility companies when the Improvements were completed;

3.1.1.8

Estoppel Certificates and SNDAs: Tenant estoppel certificates (”Tenant Estoppel Certificates”) in substantially the form attached hereto as Exhibit F and subordination and non-disturbance agreements (“SNDAs”) in substantially the form attached hereto as Exhibit G, dated no earlier than thirty (30) days prior to Closing, from tenants occupying not less than seventy-five percent (75%) of the rentable square footage of the Project. Seller shall use reasonable efforts to deliver the Tenant Estoppel Certificates and SNDAs to Purchaser by the end of the Review Period. In the event Seller is unable to deliver any such Tenant Estoppel Certificates by three (3) days prior to the Closing Date, Seller shall have the right (but not the obligation) to deliver to Purchaser by the Closing Date a certificate (a “Seller’s Estoppel Certificate”) in substantially the form attached hereto and made a part hereof as Exhibit E, executed by Seller, and in such event, Seller shall be deemed to have delivered a Tenant

Estoppel Certificate with respect to such tenant for purposes of satisfying the condition under this Section.  In addition, Seller shall be released from any liability with respect to such Seller’s Estoppel Certificate upon the date of delivery to Purchaser of a Tenant Estoppel Certificate executed by the tenant for which Seller has delivered such Seller’s Estoppel Certificate. In the event Seller is unable to deliver any such Estoppel Letters or SNDA, Seller shall not be in default, and Purchaser may at its option close without any such Estoppel Certificates or SNDAs or terminate this Agreement;

3.1.1.9 Possession of the Property, subject only to the Permitted Exceptions; and

3.1.1.10 All other documents and instruments reasonably required by Purchaser, Lender or the Title Company to effectuate the Closing.

3.1.2

At the Closing, Purchaser, or its assignee, shall cause to be delivered to the Title Company funds payable to the Title Company representing the cash portion of the Purchase Price, due in accordance with Article I hereof, less, in the event the Earnest Money is in the form of cash, the Earnest Money already deposited, together with all accrued interest thereon, which is to be applied to the total cash payment required, and counterparts of the Assignment of Leases and Bill of Sale.

3.1.3

At the Closing, Seller and Purchaser shall cause to be delivered to the Title Company such other instruments and documents as may be necessary and appropriate and required hereunder in order to complete the Closing of the transactions contemplated hereunder.

3.1.4

At the Closing, Seller shall deliver to the Purchaser and the Title Company a certificate in such form as may be required by the Internal Revenue Service pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying as to the non-foreign status of a transferor, in the form required by the Internal Revenue Service ("IRS") attached hereto as Exhibit D.  In the event that Seller fails or refuses to deliver such certificate to Purchaser and the Title Company at the Closing, Seller authorizes the Purchaser or the Title Company to withhold from the cash portion of the Purchase Price as authorized by the IRS.

3.2

Upon the completion of the deliveries specified in Section 3.1 above, the Escrow Agent shall be authorized to cause the appropriate closing documents to be immediately recorded in the appropriate records of the county in which the Property is located, and shall deliver the balance of the proceeds from the sale to Seller, after deducting all expenses thereof or such other items as may be specified herein.

3.3

Seller shall furnish Purchaser with a Texas Standard Owner's Policy of Title Insurance (the "Owner's Title Policy") within a reasonable time after Closing, in the full amount of the Purchase Price, wherein the Title Company shall insure that fee simple title to the Project is vested in Purchaser, containing no exception to such title other than the Permitted Exceptions (hereinafter defined) and the standard printed exceptions (provided that the area and boundaries exceptions shall be amended at Purchaser's expense to except only to "Shortages in Area", the exception for restrictive covenants shall be endorsed "None of Record" or shall list only those restrictive covenants as may be Permitted Exceptions, the exception for taxes shall be limited to taxes for the year in which Closing occurs and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership, and endorsed "Not Yet Due and Payable"), any exception for parties in possession of the Property shall be limited to rights of tenants in possession, as tenants only, pursuant to unrecorded leases.  The “survey deletion” will be made in such policy, the cost of any mortgagee title policy, and all endorsements to the Owner’s Title Policy and to the mortgagee title policy, shall be at Purchaser’s expense.

3.4

Seller shall pay the cost of the Owner's Title Policy provided for above, and, except as otherwise provided herein, all other escrow and closing costs shall be allocated to and paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of similar property in the county in which the Property is located, on the date of Closing; provided, however, each party shall pay its own attorneys' fees.

3.5

Except as provided below, Seller shall pay all costs and liabilities relating to the Property that arise out of or are attributable to the period prior to the Closing Date, and shall receive all proceeds relating to the Property that are properly allocable to the period before the Closing Date.  Purchaser shall pay all costs and liabilities relating to the Property that arise out of, or are attributable to the period from and after, the Closing Date, and shall receive all proceeds relating to the Property that are properly allocable to the period from and after the Closing Date.

ARTICLE IV.

ITEMS FOR REVIEW; REVIEW PERIOD

4.1

Upon execution of this Agreement, Purchaser and/or Seller, as the case may be, shall perform the following within the time stated, each of which shall be a condition precedent to Closing:

4.1.1

On or before ten (10) days after the date hereof, Seller, at Seller's sole cost and expense, shall obtain a Commitment for Title Insurance or a Commitment to Insure (the "Commitment") dated not earlier than the date of this Agreement, issued by the Title Company, showing Seller's title to the Property to be good and indefeasible, together with true, correct and legible copies of all items and documents referred to therein.  Purchaser shall have fifteen (15) days after receipt of the last of said items which shall also include the Survey as hereinafter referred,) to examine the condition of title and the Survey and to approve or disapprove the same (the “Title Review Period”). Those items listed in the Commitment and not disapproved of by Purchaser shall be referred to as the "Permitted Exceptions."  In the event that Purchaser disapproves of all or any item referred to in the Commitment, Seller shall have a period of two (2) days within which to cure or remove such exceptions, without any obligation to do so, however, Seller at its cost shall be obligated to cure, remove or insure around by Closing all judgment liens, mechanic’s and materialmen’s liens, and other monetary liens against the Property (other than the liens for taxes and assessments which are not delinquent), whether or not Purchaser objects thereto during the Title Review Period.  In the event Seller fails or refuses to cure all of such items within such cure period, Purchaser shall have the right to terminate this Agreement, whereupon the Title Company is hereby authorized to, and shall, upon request of Purchaser, return to Purchaser all Earnest Money that has been theretofore paid or deposited by Purchaser to it under or in connection with this Agreement, and the parties hereto shall be released from all obligations hereunder. In the alternative, at the written request of Purchaser, Seller shall deliver the title in its existing condition and Purchaser shall, by acceptance of such title, waive any objections to such title which have not been cured except as to warranties contained in the documents of conveyance.

4.1.2

Within three (3) days after the date of this Agreement, Seller shall deliver to Purchaser a copy of any existing Survey (herein so called) of the Property in Seller’s possession. Purchaser shall have the Title Review Period within which to approve or disapprove the material contained in the Survey.  Any updates to the Survey shall initially be at the sole expense of Purchaser, however, Seller shall reimburse Purchaser _____ thousand dollars ($____) for the cost of such updates to the Survey at Closing. If Purchaser shall disapprove the Survey during the Title Review Period, Purchaser shall have the right to terminate this Agreement and, upon such termination, all Earnest Money previously deposited shall be immediately refunded to Purchaser and the parties hereto shall have no further liability or obligations hereunder.

4.2

During the Review Period, Purchaser shall have the right to perform any and all inspections or studies of the Property which Purchaser may desire, including but not limited to a physical inspection of the Property. Before entering upon the Property, Purchaser shall furnish to Seller a certificate of insurance evidencing (a) commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000) for bodily or personal injury or death, (b) property damage insurance in the amount of at least One Million Dollars ($1,000,000),  With respect to the insurance required above, Seller and their agents and affiliates shall be named as additional insureds. Such insurance coverage shall (i) be issued by an insurance company licensed to do business in the state where the Property is located having a rating of at least “AX” by A.M. Best Company, (ii) be primary and any insurance maintained by Seller shall be excess and noncontributory, (iii) include contractual liability coverage with respect to Purchaser’s indemnity obligations set forth in this Agreement (it being understood, however, that the availability of such insurance shall not serve to limit or define the scope of Purchaser’s indemnity obligations under this Agreement in any manner whatsoever), and (iv) not contain any exclusions for work performed at or on residential properties, or for “insured versus insured” claims as respects any potential claim by Seller against Purchaser.  The insurance certificate required herein shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least thirty (30) days’ prior written notice to Seller. No inspection shall be undertaken without reasonable prior notice to Seller.  A representative of Seller shall be entitled to be present during all such inspections.  Any intrusive testing shall require the prior written approval of Seller. Notwithstanding the foregoing, Seller shall permit Purchaser to perform asbestos test upon the Property, or if seller already has performed asbestos testing on the property, provide Purchaser with a copy of such tests.  f Purchaser shall find such inspections or studies to be unsatisfactory, for any reason, or if Purchaser otherwise determines that the Property is not suitable for its intended use thereof, for any reason whatsoever, in Purchaser's sole discretion, Purchaser shall have the right, at its option, to terminate this Agreement within the Review Period and, upon such termination and with no additional conditions precedent, all Earnest Money previously deposited shall be immediately refunded to Purchaser and the parties hereto shall have no further liabilities one to the other.  If Purchaser fails to deliver a statement to Seller and to the Title Company stating "the Property is unacceptable and Purchaser hereby terminates the Agreement" on or before the expiration of the Review Period, Purchaser shall be deemed to have accepted all aspects of the Property and intends to close.  Upon a proper termination of this Agreement by Purchaser as provided above, this Agreement shall automatically terminate and Seller hereby directs and authorizes the Title Company, and the Title Company shall, notwithstanding any contrary instructions that Seller may hereafter give, immediately to return any and all Earnest Money and all interest accrued thereon to Purchaser. Upon a termination, Purchaser shall promptly return to Seller all items delivered to Purchaser by Seller. Purchaser shall be responsible for any and all losses, damages, charges and other costs associated with such inspections and studies, and Purchaser covenants and agrees to repair any damage to the Property caused by such inspections and studies. Purchaser agrees not to allow any liens to arise against the Property as a result of such inspections and studies and agrees to indemnify and hold Seller harmless from and against any and all claims, charges, actions, costs, suits, damages, injuries, or other liabilities which arise, either directly or indirectly, from Purchaser's or its agent's or employee's entry onto the Property prior to Closing, provided that such claims, charges, actions, costs, suits, damages, injuries, or other liabilities did not arise in whole or in part as a result of negligence on behalf of Seller or Seller’s agents.  This indemnity shall survive Closing or a termination of this Agreement by Purchaser.

4.3.

Third Party Negotiations.  During the Review Period, at Purchaser’s sole expense, Purchaser shall have the right to interview the tenants; provided, a representative of Seller shall be entitled to participate in all such interviews.

4.4.

Seller's Delivery of Documents. Within three (3) business days after the Effective Date, Seller shall deliver to Purchaser all documents listed below (collectively, “Preliminary Documents”), all or any of which may be provided electronically.

4.4.1.

Survey. Copies of the most recent Survey in Seller's possession.

4.4.2.

Schedule of Personal Property. A complete schedule of all tangible Personal Property, if any, to be sold under this Agreement and a complete schedule of all service contracts related to the Property.

4.4.3.

Agreements. Copies of all written easements, covenants, restrictions, agreements, service contracts, and other documents that affect the Property, including without limitation any agreements relating to insurance, service, operation, repair, supply, advertising, promotion, sale, leasing, or management of the Property or the use of the common facilities

4.4.4

Warranties and Guarantees Copies of all warranties and guaranties relating tothe Real Property or to the tangible personal property and fixtures owned by Seller and located on, attached to, or used in connection with the Real Property, if available;

4.4.5

Utility Accounts Copies of all utility accounts from Seller which will be transferred to Buyer at Closing; and

4.4.6

Utility and Repair Expenses Legible copies of all utility and repair expenses incurred by Seller for the operation of the Real Property for each month for the preceding two (2) years, to the extent available, and copies of ail utility permits, applications and reservations, if any;

4.4.7. Licenses and Permits. Copies of any licenses, permits, or certificates in the possession of Seller, and any correspondence related to the Improvements.

4.4.8 Schedule of Capital Expenditures To the extent already prepared and in Seller's possession, a schedule of yearly capital expenditures on the Real Property during calendar year 2009, 2010, and 2011 (year-to- date);

4.4.9.

Plans. Copies of any existing construction drawings, as-built plans, and specifications for the Property in Seller’s possession.

4.4.10. Rent Roll. A rent roll, dated no earlier than thirty (30) days prior to the Effective Date (“Rent Roll”).

4.4.11. Schedule of Tenant Deposits. To the extent already prepared and in Seller's possession, a schedule of all tenant deposits (security or otherwise) which schedule may be a part of the Rent Rolls;

4.4.12. Schedule of Rental Concessions. To the extent already prepared and in Seller's possession, a schedule of all present and future rental concessions, by tenants, which schedule may be a part of the Rent Rolls;

4.4.13. Historical Occupancy. Historical occupancy information for the last twenty-four (24) months, if available;

4.4.14. Aging Reports. Aging reports detailing payments delinquency of any tenants for the past twelve (12) months;

4.4.15.  Certificates of Occupancy.  All available certificates of occupancy;

4.4.16. Flat Rate Billings.  Copies of all flat rate billings for tenant expense reimbursements (common area maintenance, taxes, insurance, etc.) provided for in the tenant lease agreements and support of actual payments received for such reimbursements;

4.4.17. Leases. Copies of all Leases (and any modifications or amendments to them) with all tenants of the Property (“Leases”), and any correspondence related to the Leases.

4.4.18. Leasing Commission Agreements. A complete list of all agreements for leasing commissions payable on the Leases and renewals of or options on the Leases and copies of all such written agreements.

4.4.19. Tax Bills. Property tax bills for the past three (3) years.

4.4.20. Financial Information. Copies of operating statements for the Property covering each calendar month of the current calendar year to date, and each of the prior three (3)  calendar years and all budgets prepared in relation to the current year and the prior three (3) years.

4.4.21 General Ledger. To the extent available, copy of the general ledger for 2010 and 2011 (year-to-date; and

4.4.22. Insurance Policies.  Summary of all liability, fire, and casualty insurance coverage and costs thereof carried by Seller, and copies of certificates evidencing all insurance that tenants of the Property are required to carry.

4.4.23. Insurance Claims. To the extent already prepared and in Seller's possession, a schedule of all insurance claims over the past three (3) years that relate to the Real Property;

4.4.24. Materials Related to Condition of the Property. Any environmental impact reports, "Phase I" or "Phase II" reports, or environmental site assessments concerning hazardous materials on the Property, complaints or notices of the presence of hazardous materials on the Property, asbestos reports, Operations & Management  reports  , , geological surveys, soil tests, engineering reports, inspection results, complaints, or notices received regarding the safety of the Property in Seller’s possession.

4.4.25. Litigation Materials. All materials related to pending or threatened litigation involving the Property or the Seller on account of its ownership of the Property, including correspondence, complaints, court orders, settlements, and judgments.

4.4.26. Other Documents. Access to other data, correspondence, documents, agreements, waivers, notices, applications, and other records regarding the Property relating to transactions with taxing authorities, governmental agencies, utilities, vendors, tenants, neighbors, and others in Seller’s possession, but excluding any confidential, proprietary or internal documents.

4.5 Right to Audit Financials.  Upon Purchaser’s prior written request, for a period of two (2) years following the Closing, Seller shall make Seller’s books and records available to Purchaser during normal business hours for inspection, copying and audit by Purchaser’s designated accountants, at Purchaser’s expense, in order to comply with any Securities and Exchange Commission requirements related to Rule 3-14 of Regulation S-X.  In no event shall Seller incur any liability whatsoever in conjunction with any related audit.

ARTICLE V.

SELLER AND PURCHASER REPRESENTATIONS

5.1.

Seller's Representations and Warranties. Seller hereby represents and warrants that each of the following is true as of the Effective Date and the Closing Date:

5.1.1.

Compliance With Laws. To the best of Seller's knowledge, Seller has received no written notice that the Property or its operation violates in any way any applicable laws, ordinances, rules, regulations, judgments, orders, or covenants, conditions and restrictions, whether federal, state, local, foreign or private, including without limitation the Americans with Disabilities Act and all life safety requirements.

5.1.2.

Documents. To the best of Seller’s actual knowledge, all Preliminary Documents delivered to Purchaser under section 4.4, and all other documents delivered to Purchaser by or on behalf of Seller, are true, correct, and complete copies of what they purport to be.

5.1.3.

Leases. To the best of Seller’s actual knowledge, the Rent Roll is true, correct, and complete. Seller has delivered to Purchaser true, accurate, and complete copies of all Leases, and there are no leases, subleases, occupancies, or tenancies in effect pertaining to the Property except as stated in the Leases. To the best of Seller’s actual knowledge, the Leases are in full force and effect; no party to the Leases is in default under the Leases; and the Leases are subject to no defenses, setoffs, or counterclaims for the benefit of the tenants under the Leases; and no rent has been prepaid nor concessions given to the tenants under the Leases except as disclosed in the Leases. Seller has no actual notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding. Seller may not modify, cancel, amend, or extend any Lease or waive any rights under the Leases or enter into any new tenant lease between the expiration of the Review Period and the Closing Date without Purchaser's prior written approval, which approval shall not be unreasonably withheld. To the best of Seller’s actual knowledge, Seller is in substantial compliance with all of the landlord's obligations under the Leases.

5.1.4.

Operating Statements. To the best of Seller’s actual knowledge, all operating statements furnished to Purchaser in connection with or under this Agreement (a) are true and correct in all material respects, and (b) have been prepared in conformity with generally recognized accounting principles consistently applied.

5.1.5.

Litigation. To the best of Seller’s actual knowledge, there is no pending or threatened private or governmental litigation by any governmental authority or person against Seller relating to the Property that might, if it and all other pending and threatened litigation were adversely determined, result in a material adverse change in the Property or its operation or that challenges the validity of or otherwise materially adversely affects the transactions contemplated by this Agreement.

5.1.6.

Other Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization, or other proceedings are pending or threatened against Seller or Seller's interest in the Property, nor are any such proceedings contemplated by Seller.

5.1.7.

Governmental Action. Seller has no actual knowledge of, nor has Seller received written notice of, nor is Seller aware of any plan, study, or effort by any agency or party that in any way would materially affect the use of the Property or any portion of it for its current use or of any intended public improvements that would result in any charge being levied against, or any lien assessed on, the Property. Seller has no knowledge of any existing, proposed, or contemplated plan to widen, modify, or realign any street or highway contiguous to the Property.

5.1.8.

Condemnation. Seller has received no actual notice of and is not otherwise aware of any presently pending or contemplated special assessments or proceedings to condemn or demolish the Property or any part of it or any proceedings to declare the Property or any part of it a nuisance.

5.1.9.

Licenses. To the best of Seller’s actual knowledge, Seller has all licenses, permits, easements, and rights of way, including proof of dedication, building permits, and occupancy permits that are required from any governmental authority having jurisdiction over the Property, or from private parties, in order to continue the present use of the Property and to insure adequate vehicular and pedestrian ingress and egress to the Property.

5.1.10. Due Authorization. This Agreement and the performance of Seller's obligations under it and all documents executed by Seller that are to be delivered to Purchaser at the Closing are, or on the Closing Date shall be, duly authorized, executed, and delivered by Seller and are, or at the Closing Date shall be, legal, valid, and binding obligations of Seller, and do not, and on the Closing Date shall not, violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, government agency, or other party is required for Seller to enter into and/or to perform Seller's obligations under this Agreement, except as has already been obtained. Seller is a limited partnership organized, validly existing, and in good standing under the laws of the State of Texas.

5.1.11. Title to the Property. Seller has good and indefeasible title to the Property. Seller has no knowledge of any unrecorded or undisclosed legal or equitable interest in the Property owned or claimed by anyone other than Seller.

5.1.12. Ongoing Operations: During the period between the date of execution of this Agreement and the Closing Date (or any earlier termination of this Agreement), Seller shall continue to operate the Property in a manner consistent with Seller’s operation of the Property prior to such period.

5.1.13. Foreign Person. Seller is not a foreign person and is a "United States Person" as such term is defined in §7701(a)(30) of the Internal Revenue Code of 1986, as amended.

5.1.14.  Interim Agreements:  During the period between the Effective Date and Closing Date, Seller shall submit any prospective contracts, new leases, leases renewals or expansions to Purchaser.  After the expiration of the Review Period, prior to Seller’s execution thereof,  Purchaser will have three (3) business days from receipt of said contract or lease to approve the contract or lease, and thereby assume all obligations with respect to the contract or lease, or reject the contract or lease, and Purchaser’s failure to respond after three (3) days will be deemed to be approval.  With regard to any contract or lease during this period, which lease is approved by Purchaser herewith, Purchaser shall assume and be responsible for paying all deposits, leasing commissions and tenant improvement costs with respect thereto.

5.2.

Purchaser's Representations and Warranties. Despite anything to the contrary in this Agreement, Purchaser hereby warrants and represents that, as of the Effective Date:

5.2.1 This Agreement and the performance of Purchaser's obligations under it and all the documents executed by Purchaser that are to be delivered to Seller at the Closing are, or on the Closing Date shall be, duly authorized, executed, and delivered by Purchaser and are, or at the Closing Date shall be, legal, valid, and binding obligations of Purchaser, and do not, and on the Closing Date shall not, violate any provisions of any agreement or judicial order to which Purchaser is a party or to which Purchaser or the Property is subject.

5.2.2 No consent of any partner, shareholder, creditor, investor, judicial or administrative body, government agency, or other party is required for Purchaser to enter into or to perform Purchaser's obligations under this Agreement, except as has already been obtained.

5.2.3  Purchaser is validly existing, and in good standing under the laws of its creation.

5.2.4 Neither Purchaser nor, to Purchaser’s knowledge, any direct or indirect owner of Purchaser is (a) identified on the OFAC List (as hereinafter defined) or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States.  The term “OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any law, rule, regulation or Executive Order of the President of the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.

5.2.5 Purchaser is not a party in interest under Section 3(14) of the Employee Retirement Income Security Act of 1974 (“ERISA”), or a disqualified person under Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), Purchaser’s acquisition of the Property will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and Purchaser is not an entity whose assets are deemed to be “plan assets” under ERISA, and the funds being used by Purchaser to acquire .the Property do not constitute in full or in part “plan assets” subject to ERISA (as defined in 29

C.F.R.  § 2510.3-101).

5.3.

Effect of Representations and Warranties. Each representation and warranty in this Article V:  (a) is material and being relied on by the party to which the representation and warranty is made; (b) is true in all respects as of the Effective Date; (c) shall be true in all respects on the Closing Date; and (d) shall survive the Closing for a period of six (6) months, except as otherwise provided in this Agreement.

5.4.

"As Is" Purchase. Subject to the approval or waiver of the contingencies in Article 4, the closing conditions in Article 3, and as a material inducement to Seller's execution and delivery of this Agreement and performance of its duties under this Agreement: EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PURCHASER HAS AGREED TO ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE ON AN "AS IS" BASIS. SELLER AND PURCHASER AGREE THAT THE PROPERTY SHALL BE SOLD "AS IS, WHERE IS, WITH ALL FAULTS" WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND, EXCEPT AS SET FORTH IN SECTION 5.2 OF THIS AGREEMENT, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), AND SELLER DISCLAIMS AND RENOUNCES ANY SUCH REPRESENTATION OR WARRANTY.

5.5

Seller’s Knowledge.  When used in this Agreement, the term “to Seller’s knowledge” shall mean and be limited to the actual (and not imputed, implied or constructive) current knowledge of David R. Roelke.  Notwithstanding anything to the contrary set forth in this Agreement, this individual shall not have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Seller’s representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.

5.6

Modification of Representations, Warranties and/or Certifications.  During the period from and after the expiration of the Review Period and prior to Closing, as and to the extent that.(i) Purchaser obtains actual knowledge of facts, or (ii) Purchaser receives (or Seller receives and delivers to Purchaser) any Disclosures (herein so called) with respect to matters addressed in Article V, which contain information or facts that are inconsistent with or different from any or all of the representations, warranties or certifications made in Section 5.1, and the Closing occurs, then such inconsistent portion of such representation, warranty or certification made in Section 5.1 shall be deemed to be modified and superseded by such fact or Disclosure (and, in such event, Seller shall no longer have any liability hereunder with respect to that portion of the representation, warranty or certification superseded herein, as applicable).

ARTICLE VI.

PRORATIONS AND ADJUSTMENTS

6.1

Prorations.  Prorations for the day of Closing shall belong to Purchaser and all prorations hereinafter provided to be made as of the Closing shall each be made as of the Closing Date.  In each such proration set forth below, the portion thereof applicable to periods beginning as of the day of Closing shall be credited to Purchaser or charged to Purchaser as applicable and the portion thereof applicable to periods ending as of the day prior to Closing shall be credited to Seller or charged to Seller as applicable.  No prorations shall be made in relation to delinquent rents existing as of the Closing Date; rather, Section 6.1(a) shall govern Seller’s rights to such rents.

(a)

Collected Rent.  Seller shall retain title to all delinquent rents existing as of the Closing Date under the Leases, all as set forth on a certified schedule delivered to Purchaser at closing, and to all delinquent parking rents, and shall have the right to collect such delinquent rents at Seller’s expense.  Purchaser shall reasonably cooperate with Seller in connection with such collections, and promptly remit to Seller all such delinquent rents collected by Purchaser after Closing; however, all rents that (a) are received after the Closing Date from such delinquent Tenants and (b) are not designated by such Tenants to be on account of their obligations for any period before Closing, shall be applied first against the then-current portion of such tenant’s rent obligation and then against the delinquent portion due to Seller.  Notwithstanding the foregoing, Purchaser shall not be required to terminate any Lease or evict any tenant because of any such delinquent rents, nor shall Seller have any right to initiate any legal or other action against any tenant that could reasonably be expected to result in a claim against Purchaser after Closing or any other material adverse consequences to Purchaser as the then current owner of the Property.  Any rents which are submitted to Seller by a tenant, either before or after Closing, which apply to rent obligations after Closing, shall be remitted by Seller to Purchaser within five (5) business days of Seller’s receipt of same.

(b)

Operating Cost Pass-Throughs.  Seller, as landlord under the Leases, are currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Properties.  If Seller collected estimated prepayments of Operating Costs in excess of any tenant’s share of such expenses, then if the excess can be determined by the Closing, Purchaser shall receive a credit for the excess or, if the excess cannot be determined at Closing, Purchaser shall receive a credit based upon an estimate, and the parties shall make an adjusting payment between them when the correct amount can be determined.  If Seller collected estimated prepayments of Operating Costs attributable to any period after Closing, Seller shall pay or credit any such amounts to Purchaser at Closing.  If Seller under-collected Operating Costs for its period of ownership, such under-collection shall not be prorated, but upon final reconciliation with and receipt of such deficiency from the applicable Tenant, Purchaser shall remit such amounts to Seller, after deduction of any costs of collection and application to any delinquency owed by such tenant to Purchaser.

(c)

Taxes and Assessments.  Real estate taxes and assessments imposed by governmental authority that are not yet due and payable shall be prorated as of the Closing based upon the most recent ascertainable assessed values and tax rates.  Such taxes shall be reprorated upon issuance of the final tax bill.  Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing.

(d)

Service Contracts.  Seller or Purchaser, as the case may be, shall receive a credit for regular charges under Service Contracts assumed by Purchaser pursuant to this Agreement paid and applicable to Purchaser’s period of ownership or payable and applicable to Seller’s period of ownership, respectively.

(e)

Utilities.  Costs of utilities (other than those which are billed by the applicable utility provider directly to and paid directly by tenants) shall be estimated and prorated on the basis of the most recently issued bills therefor which are based on meter readings no earlier than 30 days before the Closing Date; and such adjustment shall be reprorated when the next utility bills are received.

(f)

Other Operating Costs.  Operating Costs that are not expressly addressed in any other subparagraph of this Paragraph 7.1 shall be prorated between Purchaser and Seller to the effect that expenses of the Properties for periods prior to Closing shall be for the account of Seller and expenses for periods from and after the Closing Date shall be for the account of Purchaser.

(g)

Final Adjustment After Closing.  If final prorations cannot be made at Closing for any item being prorated under this Paragraph 7.1, then Purchaser and Seller agree to reallocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing but no later than (i) in the case of real estate taxes and assessments, 30 days after issuance of the final tax bills for the applicable period, (ii) in the case of Operating Cost pass-throughs for calendar year 2012, subject to collection of any deficiencies from the respective tenants; (iii) and in all other cases, 60 days after the Closing; to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership.  Payments in connection with the final adjustment shall be due within 10 days of written notice.  Seller and Purchaser shall have reasonable access to, and the right to inspect and audit, the other’s books to confirm the final prorations.

6.2

Leasing Commissions.  Leasing commissions which are the obligation of the landlord under the Leases shall be allocated between the parties as provided hereinbelow according to whether such obligations arise in connection with (i) Leases executed prior to the date of this Agreement, other than with respect to renewal or expansion rights under such Leases properly exercised after the date of this Agreement subject to Section 5.1.14 herein (collectively, “Existing LC Obligations”), or (ii) new Leases or renewals of or amendments to existing Leases entered into by Seller during the pendency of this Agreement in accordance with the terms and conditions of this Agreement, and renewals or expansion rights properly exercised after the date of this Agreement (“New LC Obligations”).

(a)

Existing LC Obligations.  If, by Closing, Seller has not paid in full Existing LC Obligations, then Purchaser shall receive a credit for such remaining costs, and Purchaser shall be responsible for paying such Existing LC Obligations.

(b)

New LC Obligations.  At Closing, Purchaser shall reimburse Seller for the entire cost of New LC Obligations paid by Seller, and Purchaser shall assume such New LC Obligations to the extent the same have not been paid by Seller.

6.3

Tenant Deposits.  All tenant security deposits as set forth in the Leases and not theretofore applied to tenant obligations under and in accordance with the terms of the applicable Lease (and any interest thereon if required by law or the applicable Lease) shall be transferred or credited to Purchaser at Closing or placed in escrow if required by law; provided that with respect to any previously applied security deposits, Seller shall provide evidence of such application in accordance with the applicable Lease reasonably satisfactory to Purchaser; and provided further that Seller shall not apply any security deposits after the date hereof without Purchaser’s prior written consent.  If any Security Deposits are in the form of a letter of credit, Seller shall as of Closing either (i) cause Purchaser to be named as the beneficiary of such Letter of Credit (or a replacement letter of credit on the same terms and from the same issuer), including delivery of all amendments, replacements or issuer and account party consents or acknowledgments as required for transfer of such letter of credit to Purchaser, or (ii) deposit in escrow with the Title Company an amount equal to the stated amount of such letter of credit, which escrow deposit shall be released upon satisfaction of the condition in clause (i).

As of Closing Purchaser shall assume Seller’s obligations related to tenant security deposits to the extent so credited or transferred to Purchaser. Purchaser shall provide a receipt for tenant security deposits actually transferred to Purchaser by Seller and Purchaser will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits so credited or transferred and will reimburse Seller for all reasonable attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants. Seller will indemnify, defend, and hold Purchaser harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits on or prior to Closing and will reimburse Purchaser’s for all reasonable attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Purchaser’s as a result of any such claims or demands by tenants.

6.4

Utility Deposits.  Purchaser shall be responsible for making any deposits required with utility companies.

6.5

Sale Commissions.  Seller will be solely responsible for any and all brokerage commissions due and payable to outside brokers as a result of this transaction.  Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction.  If any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any loss, claim or liability suffered by the other party as a result of a breach of the foregoing representation and warranty by such party.

6.6

Tenant and Related Landlord Improvements and Allowances.  Tenant and related landlord improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the tenant), tenant allowances and other out-of-pocket costs which are the obligation of the landlord under Leases shall be allocated between the parties as provided hereinbelow according to whether such obligations arise in connection with (i) Leases executed prior to the date of this Agreement, other than with respect to renewal or expansion rights under such Leases as properly exercised after the date of this Agreement subject to Section 5.1.14 herein (collectively, “Existing TI Obligations”), or (ii) new Leases or renewals of or amendments to existing Leases entered into by Seller during the pendency of this Agreement, subject to the terms and conditions of this Agreement, and renewals or expansion rights properly exercised after the date of this Agreement (“New TI Obligations”).

(a)

Existing TI Obligations.  If, by Closing, Seller has not completed and paid in full Existing TI Obligations, then Purchaser shall receive a credit for such remaining costs as reasonably agreed by Purchaser and Seller, and Purchaser shall be responsible for completing and paying such Existing TI Obligations.

(b)

New TI Obligations.  At Closing, Purchaser shall reimburse Seller for the entire cost of New TI Obligations properly performed and paid for by Seller, and Purchaser shall assume the obligation to perform and pay for such New TI Obligations, to the extent the same have not been performed or paid by Seller.

ARTICLE VII.

COMMISSIONS

Seller does hereby agree to indemnify Purchaser against and hold Purchaser harmless from any and all such real estate commissions or fees being claimed by persons by or through Seller. Purchaser does hereby agree to indemnify Seller against and hold Seller harmless from any and all such real estate commissions, claims for such commissions or similar fees, including attorneys' fees incurred in any lawsuit regarding such commissions or fees claimed by persons by or through Purchaser. Seller has agreed to pay a commission to Cushman & Wakefield at Closing pursuant to a separate agreement.

ARTICLE VIII.

RISK OF LOSS

8.1

Risk of loss until the Closing shall be borne by Seller. In the event that damage, loss or destruction of the Property or any part thereof, by fire or other casualty, or through condemnation or sale in lieu thereof, occurs prior to the actual closing of the transactions contemplated hereby, the extent of such damage or taking involving more than $250,000.00 (a "Material Event"), the Purchaser shall, at its option, elect one of the following:

8.1.1

To terminate this Agreement and receive an immediate refund of all Earnest Money previously deposited.

8.1.2

To close the transactions contemplated hereby and take an assignment of and receive in cash all insurance or condemnation proceeds payable as a result of such casualty loss or condemnation, and receive a credit in the amount of any deductible applicable to such insurance coverage; provided, if such proceeds are not made available by the holder or holders of any indebtedness secured by liens against the Property, Seller may terminate this Agreement.

8.2

In the event of less than a Material Event, Purchaser shall close the transactions contemplated hereby and take an assignment of and receive in cash all insurance or condemnation proceeds payable as a result of such casualty loss or condemnation, and receive a credit in the amount of any deductible applicable to such insurance coverage, provided, if such proceeds are not made available by the holder or holders of any indebtedness secured by liens against the Property, Seller may terminate this Agreement.

8.3

Seller shall maintain the current insurance coverage in force for the Property in full force and effect through the Closing Date.

ARTICLE IX.

TERMINATION AND REMEDIES

9.1

In the event that Seller shall have failed to have performed any of the covenants and/or agreements contained herein which are to be performed by Seller, or if any of the conditions precedent to Purchaser's obligation to consummate the transactions contemplated hereby shall have failed to occur, Purchaser may, at its option,  terminate this Agreement by giving written notice of termination to Seller and receive a full and immediate refund of any and all Earnest Money previously deposited and if and only if Seller shall have failed to perform any of the covenants and/or agreements contained herein which are to be performed by Seller then Purchaser shall be entitled to receive from Seller an additional refund of Purchaser’s costs which can be directly attributed to the Due Diligence process in an amount up to but not exceeding $25,000.000, or Purchaser may seek to enforce specific performance of this Agreement as its sole remedies.

9.2

If this Agreement is terminated by Purchaser pursuant to any provision of this Agreement authorizing such termination, Purchaser shall be entitled to the immediate refund of any and all Earnest Money previously deposited, together with all interest accrued thereon and thereafter Purchaser shall have no further obligations hereunder.

9.3

If Seller is not then in default in its obligations or agreements, and the Purchaser has not terminated this Agreement pursuant to any of the provisions authorizing such termination, and Purchaser fails to close the transaction contemplated hereby, Seller shall be entitled to receive the Earnest Money as Seller's sole and exclusive remedy for such failure, Seller hereby specifically waiving any and all rights which it may have to damages, specific performance or any other remedy as a result of Purchaser's default under this Agreement.

ARTICLE X.

NOTICES

10.1

Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing, and shall be deemed to be given upon receipt, if  hand delivered or delivered by express delivery service, or two (2) days after deposit of such notice in registered or certified mail, return receipt requested (provided that any notice of termination shall be effective immediately upon deposit in registered or certified mail, return receipt requested), addressed to the parties at the address provided in Article I.

10.2

The addresses and addressees for the purpose of this article may be changed by either party by giving notice of such change to the other party in the manner provided herein for giving notice.  For the purpose of changing such addresses or addressees only, unless and until such written notice is received, the last address and addressee stated in Article I shall be deemed to continue in effect for all purposes.

ARTICLE XI.

MISCELLANEOUS

11.1

Entire Agreement.  THIS AGREEMENT AND THE EXHIBITS ATTACHED HERETO CONTAIN THE ENTIRE AGREEMENT BETWEEN THE PARTIES, AND NO PROMISE, REPRESENTATION, WARRANTY OR COVENANT NOT INCLUDED IN THIS AGREEMENT OR ANY SUCH REFERENCED AGREEMENTS HAS BEEN OR IS RELIED UPON BY EITHER PARTY.  Moreover, this Agreement shall supersede any and all confidentiality agreements, if any, and said agreements shall no longer be of any force and effect.

11.2

No Oral Modification.  NO MODIFICATION OR AMENDMENT OF THIS AGREEMENT SHALL BE OF ANY FORCE OR EFFECT UNLESS MADE IN WRITING AND EXECUTED BY BOTH PURCHASER AND SELLER.

11.3

Choice of Law and Venue.  In the event that any litigation arises hereunder, it is specifically stipulated that this Agreement shall be interpreted and construed according to the laws of the State of Texas, and shall be performable in Dallas County, Texas.

11.4

Attorneys' Fees.  The prevailing party in any litigation between the parties arising under this Agreement shall be entitled to recover reasonable attorney's fees.

11.5

Counterparts.  This Agreement may be executed in any number of counterparts and delivered by facsimile, which together shall constitute the agreement of the parties. The article headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

11.6

Assignment.  This Agreement, and the rights and obligations hereunder, may not be assigned by Purchaser without the prior written consent of Seller, except to an entity or entities owned and controlled by Purchaser or its principals. In the event of any such assignment, the original party designated as the Purchaser shall not be released from all duties or obligations hereunder and the Seller agrees to close the transaction contemplated hereunder with the assignee of Purchaser.  This Agreement may not be assigned by Seller except pursuant to a tax-deferred exchange, in regard to which Purchaser agrees to reasonably cooperate at no expense or liability to Purchaser. Likewise, Seller agrees to reasonably cooperate at no expense or liability to Seller with a tax-deferred exchange effected by Purchaser.

11.7

Date of Agreement.  All references in this Agreement to "the date hereof," "Effective Date", or similar references shall be deemed to the date on which the Title Company acknowledges receipt of the fully executed Agreement..

11.8

Parties Bound.  This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns whenever the context so requires or admits.

11.9

Enforceability.  If any provisions of this Agreement are held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, provided that both parties hereto may still effectively realize the complete benefit of the transaction contemplated hereby.

11.10

Gender; Number.  Any references to one gender used herein, whether masculine, feminine or neuter, shall be deemed to be a reference to any other gender as may be appropriate under the circumstances; further, the singular shall include the plural and the plural the singular.

11.11

Day of Performance.  In the event the day for which performance is scheduled hereunder is a Saturday, Sunday, or a holiday observed by national banking associations in Dallas, Texas, then the day for such performance shall be the immediately following business day.  Any reference to a "business day" in this Agreement shall mean a day other than a Saturday, Sunday or holiday observed by national banking associations in Dallas, Texas.

11.12

Confidentiality.  This Agreement and all of the terms and provisions hereof are confidential.  Purchaser and Seller agree to keep confidential (and shall use their best efforts to cause their agents, employees and brokers to keep confidential) all discussions of this Agreement, the proposed acquisition, all documents and materials delivered pursuant to this

Agreement, except for necessary disclosure to partners, employees, accountants, attorneys, lenders and consultants of the parties hereto.  No public announcements concerning this Agreement or the transaction contemplated herein shall be made by either party without the mutual consent of the parties. SPECIFICALLY, SELLER SHALL KEEP THE PURCHASE PRICE AND THE TERMS OF THIS AGREEMENT STRICTLY CONFIDENTIAL.  The confidentiality provisions of this Section 11.12 shall not apply to any disclosures made by Purchaser or Seller as required by law, by court order, or in connection with any subpoena served upon Purchaser or Seller; provided Purchaser and Seller shall provide each other with written notice before making any such disclosure.

SELLER:

MERIT 99 OFFICE PORTFOLIO L.P.

By:

MTP, Inc., General Partner

By:

______________________________

David R. Roelke, COO

Date:

_____________________

PURCHASER:

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

_______________________________

Name:

Title:

Date:

____________________

RECEIPT AND ACCEPTANCE BY TITLE COMPANY

The undersigned title company, COMMONWEALTH TITLE OF DALLAS referred to in the foregoing Contract as the "Title Company", hereby acknowledges receipt of a fully executed copy (or executed counterparts) of the foregoing Contract and accepts the obligations of the Title Company as set forth in such Contract.

___________________________________

By:

Its:

Date:

_______________________

Schedule of Exhibits

A

-

Legal Description

B

-

Form of Special Warranty Deed

C

-

Form of Bill of Sale and Assignment

D

-

Form of FIRPTA Certificate

E

-

Seller’s Estoppel Certificate

F

-

Estoppel Certificate

G

-

Form of SNDA

EXHIBIT A

LEGAL DESCRIPTION

BEING Lot 5, Block B/7007 of PARKWAY NORTH ADDITION, an Addition to the City of Dallas, DALLAS County, Texas, according to the Replat thereof recorded in/under Volume 2002065, Page 91 of the Map Records of DALLAS County, Texas.

EXHIBIT B

SPECIAL WARRANTY DEED

MERIT 99 OFFICE PORTFOLIO L.P., a Texas Limited Partnership, (“Grantor”), for and in consideration of the sum of $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does GRANT, BARGAIN, SELL, AND CONVEY unto __________________(“Grantee”) the real property known as 14110 and 14114 North Dallas Parkway, Dallas, Texas, fully described in Exhibit A hereto, together with all rights, titles, and interests appurtenant thereto (collectively, the “Property”).

This Special Warranty Deed and the conveyance hereinabove set forth is executed by Grantor and accepted by Grantee subject to the matters described in the exhibits hereto, to the extent the same are validly existing and applicable to the Property (collectively, the “Permitted Encumbrances”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee, its successors and assigns forever, and each Grantor does hereby bind its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the title to the portion of the Property owned by such Grantor unto the said Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under such Grantor but not otherwise, subject to the Permitted Encumbrances.

GRANTOR AND GRANTEE AGREE THAT THE PROPERTY SHALL BE SOLD, AND THAT GRANTEE SHALL ACCEPT POSSESSION OF THE PROPERTY, “AS-IS, WHERE IS, WITH ALL FAULTS”, AND THAT EXCEPT FOR GRANTOR’S SPECIAL WARRANTY OF TITLE HEREIN OR GRANTOR’S REPRESENTATIONS AND WARRANTIES MADE IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN GRANTOR AND THE PREDECESSOR IN INTEREST TO GRANTEE, THE SALE AND CONVEYANCE OF THE PROPERTY SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY PHYSICAL CONDITION, COMPLIANCE WITH LAW OR ENVIRONMENTAL MATTER, PROFITABILITY, OR INCOME OR OCCUPANY LEVELS.

Grantee’s address is:

EXECUTED as of ________________________, 20__.

SELLER:

MERIT 99 OFFICE PORTFOLIO L.P.

A Texas limited partnership,

By: MTP, Inc., General Partner

By:______________________________

     David R. Roelke, COO

Date:

_____________________

STATE OF TEXAS

§

§

COUNTY  OF  DALLAS

§

This instrument was acknowledged before me on _____________, 20__, by _____________________, President of _____________________, a ________ corporation, on behalf of said corporation, in its capacity as general partner of _____________________.

Notary Public, State of Texas

EXHIBIT C

BILL OF SALE AND ASSIGNMENT

STATE OF TEXAS

§

§

KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF  DALLAS

§

MERIT 99 OFFICE PORTFOLIO L.P. a Texas Limited Partnership, (“Grantor”), for good and valuable consideration paid by ______________________(“Grantee”), the receipt and sufficiency of which are hereby acknowledged, has BARGAINED, SOLD and DELIVERED and by these presents do BARGAIN, SELL and DELIVER unto Grantee all of the following described personal property located at or used in connection with the ownership, maintenance, or operation of real property described on Exhibit A (the “Land”) or the improvements located thereon (the “Improvements”):

()

all tangible personal property and fixtures of any kind attached to or used in connection with the ownership, maintenance, or operation of the Land or Improvements (the “Personalty”);

()

all of the lessor’s, landlord’s, or real property owner’s interest in all leases, franchises, licenses, occupancy agreements, or other agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to, the Land or Improvements (the “Leases”), and all rents prepaid for any period subsequent to the date hereof by tenants holding under the Leases;

()

all () contracts or agreements, such as maintenance, service, or utility contracts (the “Property Agreements”), to the extent Grantee elects to take assignment thereof, () warranties, guaranties, indemnities, and claims, () Grantor’s right, title, and licenses, permits, or similar documents, and () interest, if any, in plans, drawings, specifications, surveys, engineering reports, and other technical descriptions; and

()

all rights, privileges, and appurtenances owned by Grantor and in any way related to the property described above.

All the above referenced personal property shall be collectively referred to herein as the “Property”.

This Bill of Sale and Assignment is made and accepted expressly subject to the matters set forth in Exhibit B, to the extent the same are enforceable against Grantee, validly existing and affect the Property.

By acceptance hereof, Grantee assumes all obligations arising under or in respect of the Leases and Property Agreements that arise or accrue from and after the date hereof.

TO HAVE AND TO HOLD the Property unto Grantee, its successors and assigns forever, and each Grantor does hereby bind itself, its successors and assigns, to forever Warrant and Defend the title to the portion of the Property owned by such Grantor unto the said Grantee, its successors and assigns, against any person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the matters set forth in that certain Special Warranty Deed from Grantor to Grantee, executed and delivered concurrently herewith.

GRANTOR:

MERIT 99 OFFICE PORTFOLIO L.P.

By:

MTP, Inc., General Partner

By:

______________________________

David R. Roelke, COO

Date:

_____________________

STATE OF TEXAS

§

§

COUNTY  OF  DALLAS

§

This instrument was acknowledged before me on _____________, 20__, by _____________________, President of _____________________, a __________ corporation, on behalf of said corporation, in its capacity as general partner of _____________________.

Notary Public, State of Texas

EXHIBIT D

CERTIFICATION

[Entity Transferor]

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by, MERIT 99 OFFICE PORTFOLIO L.P. a Texas limited partnership (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor.

Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

Transferor’s U.S. employer identification number is                     ; and

Transferor’s office address is: 14114 DALLAS PARKWAY, SUITE 220, DALLAS, TEXAS 75254.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Title:

Date:

Source CFR, Section 1.1445-2T(b)(2)(iii)(B)

SWORN TO AND SUBSCRIBED BEFORE ME by _________________________, on ___________________________, 20__.

Notary Public, State of Texas

EXHIBIT E

SELLER’S ESTOPPEL CERTIFICATE

This Seller’s Estoppel Certificate is executed and delivered as of the ___ day of ___________, 20__ pursuant to, and is subject to the terms and provisions of that certain Agreement of Sale and Purchase (the “Agreement”) dated ________ between MERIT 99 OFFICE PORTFOLIO L.P. a Texas limited partnership (“Seller”) and HARTMAN SHORT TERM INCOME PROPERTIES XX, INC. (“Purchaser”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the sale of the Property to Purchaser, ___________________ (“Tenant”) has failed to sign and return a Tenant Estoppel Certificate pertaining to the lease (the “Lease”) dated as of __________________________, by and between Seller, as landlord, and Tenant, as tenant, which Lease encumbers a portion of the Property.  Seller, therefore, represents and warrants to Purchaser the following with respect to the Lease:

1.

To the best of Seller’s knowledge, attached hereto and made a part hereof as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  To the best of Seller’s knowledge, the documents described on Exhibit A attached hereto and made a part hereof represent the entire agreement between the parties as to the Property.

2.

To the best of Seller’s knowledge, the Lease commenced on ____________________.

3.

To the best of Seller’s knowledge, the current monthly amount of rent due under the Lease is $_____________, which rent has been paid in full through the month of ______, 20_.

4.

To the best of Seller’s knowledge, all tenant improvements and other such construction work required to be performed by Landlord pursuant to the Lease has been completed.

The undersigned acknowledges that this Seller’s Estoppel Certificate is being delivered to Purchaser, and that said Purchaser will be relying upon the statements contained herein in purchasing the Property from Seller.  Notwithstanding the foregoing, this Seller’s Estoppel Certificate shall be of no force or effect and Seller shall be relieved from any liability hereunder upon the date of delivery to Purchaser of a Tenant Estoppel Certificate executed by Tenant.

IN WITNESS WHEREOF, Seller has caused this Seller’s Estoppel Certificate to be duly executed as of the __ day of _____________, 20__.

SELLER:
MERIT 99 OFFICE PORTFOLIO L.P. A Texas limited partnership, By: MTP, Inc., General Partner By: ______________________________ David R. Roelke, COO Date: _____________________

EXHIBIT F

TENANT ESTOPPEL CERTIFICATE

Texas Capital Bank, National Association

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

Re:

NAME OF PROPERTY:

LEASE

  Dated:

  Landlord:

  Tenant:

Ladies and Gentlemen:

The undersigned, the tenant under the above-described lease (“Tenant”), a copy of which is attached hereto as Exhibit A (“Lease”), provides this Tenant Estoppel Certificate to you as conclusive evidence of the matters set forth herein concerning the above-referenced Lease and the Premises (as defined below).

As of the date hereof, the undersigned hereby certifies the following:

1.

The Lease supersedes, in all respects, all prior written or oral agreements between Landlord and Tenant with respect to the Premises and there are no agreements, understandings, warranties, or representations between Landlord and Tenant with respect to the Lease or the Premises except as expressly set forth in the copy of the Lease (including all amendments thereto, if any) attached hereto as Exhibit A.

2.

As of the date hereof, the Lease has not been changed, amended, modified, supplemented or superseded except as set forth in the copy of the Lease (including all amendments thereto, if any) attached hereto as Exhibit A.

3.

The Lease remains in full force and effect and there are no known existing defaults by Tenant under the Lease.

4.

The improvements and space required by the Lease to be delivered to Tenant (the “Premises”) have been satisfactorily completed and delivered by Landlord, and have been accepted by the Tenant.

5.

The Premises are currently occupied and open for the use by Tenant, its customers, employees and invitees.

6.

Tenant’s interest in the Lease and the Premises demised therein, or any part thereof, has not been sublet, transferred or assigned.

7.

All duties of an inducement nature required of the Landlord under the Lease have been fulfilled by Landlord and Tenant is fully obligated to pay rent and all other charges due under the Lease.

8.

The Commencement Date of the Lease was  and the Expiration Date of the Lease is .

9.

The monthly base rent under the Lease is $ and commenced on  and the last monthly payment of rent in the amount of $ was made by Tenant on .  No monthly rental has been prepaid nor has Tenant been given any free rent, partial rent, rebates, rent rebates or concessions.  Tenant has no claims, defenses or offsets against any rents payable under the Lease.

10.

Landlord, to the best knowledge of Tenant, has fully performed all of its obligations under the Lease and there is no known default or circumstances existing under which Landlord may be deemed in default merely upon the service of notice or passage of time, or both.

11.

Landlord has not given its consent to Tenant (for example, to sublease or to alter the Premises) or taken any action which, pursuant to the Lease, requires Landlord’s consent.

12.

Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein.

13.

No rent under the Lease has been paid for more than the current rental period established in the Lease.

14.

Tenant has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Premises.

15.

Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws.

In issuing this Estoppel Certificate, Tenant understands that you will rely hereupon in your funding of a loan to Landlord secured by certain real estate which includes the Premises.

TENANT:

By:

Name:

Title:

EXHIBIT G

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is effective as of _________ ___, 2012, among TEXAS CAPITAL BANK, NATIONAL ASSOCIATION (together with its successors and assigns, “Bank”), the undersigned tenant (“Tenant”) and the undersigned landlord (“Landlord”).

16.

witnesseth

WHEREAS, Landlord (or Landlord’s predecessor in title) and Tenant have entered into that certain Lease Agreement dated as of _________________ ____, __________ (the “Lease”), covering certain premises more particularly described therein (the “Premises”), located on real property more particularly described in Exhibit A attached to this Agreement and made a part hereof (the “Property”); and

WHEREAS, Bank has loaned or will loan to Landlord, and Landlord has borrowed or will borrow from Bank, a sum of money in excess of $10.00 (the “Loan”) as evidenced by that certain promissory note (as may be amended from time to time, the “Note”), executed by Landlord, payable to the order of Bank, secured by, among other things, a Deed of Trust (as may be amended from time to time, the “Deed of Trust”), which creates a lien against the Property, and which has been or will be recorded in the Real Property Records of each County in which any portion of the Property is located; and

WHEREAS, Tenant has requested that Bank agree not to disturb Tenant’s possessory rights in the Premises in the event Bank should foreclose the lien of the Deed of Trust, provided that Tenant is not then in default under the Lease and provided further that Tenant attorns to Bank or the purchaser at any foreclosure sale of the Property;

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, conditions, provisions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Tenant hereby represent, acknowledge, covenant and agree as follows:

1.

Subordination and Non-Disturbance.  Subject to the terms of this paragraph, Landlord and Tenant agree that the Lease is hereby made, and shall at all times continue to be, subject, subordinate and inferior in each and every respect to the Deed of Trust and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust and to all liens, assignments and security interests created thereby.  Bank hereby agrees that (a) as long as no default (after any applicable cure periods) by Tenant exists under the Lease, the Lease shall not be terminated, nor shall Tenant’s use, possession or enjoyment of the Property in accordance with the Lease, or any of Tenant’s rights and privileges under the Lease be diminished or interfered with nor shall any renewal or expansion options under the Lease be impaired in any foreclosure or other action or proceeding pursuant to or in connection with the Deed of Trust or in the event that Bank or any successor-in-interest thereto takes possession of any part of the Property pursuant to such Deed of Trust or otherwise, and (b) Tenant shall not be joined in any such foreclosure or other action or proceeding, unless required by state law provisions.  If any part of the Property is acquired by Bank or any successor-in-interest thereto by foreclosure or otherwise, Bank or such successor shall take title to the Property or any part thereof subject to the terms of the Lease and this Agreement, and Tenant’s use, enjoyment or occupancy of the Property in accordance with the terms of the Lease shall not be disturbed or otherwise affected except in accordance with the terms of the Lease and this Agreement.  As between Bank and Landlord, nothing herein contained shall be deemed or construed as limiting or restricting the enforcement by Bank of any of the terms, covenants, provisions or remedies of the Deed of Trust, whether or not consistent with the Lease.

2.

Attornment. If (a) any proceedings are brought for the foreclosure of the Deed of Trust, (b) the Property (or any part thereof) should be sold pursuant to a trustee’s sale, or (c) the Property is conveyed by deed in lieu or assignment in lieu of foreclosure, Tenant shall, if Bank or any successor-in-interest thereto, or the purchaser at such foreclosure sale or under a conveyance in lieu of foreclosure so elects, attorn to Bank or any successor-in-interest thereto, its nominee, or such purchaser, as the case may be, as the landlord under the Lease in accordance with the terms of the Lease, subject to the observance by Bank and any successor-in-interest thereto of the provisions of this Agreement.  Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto.  Tenant agrees, however, to execute and deliver at any time, and from time to time, upon the request of Landlord, Bank or of any other holder(s) of any of the indebtedness or other obligations secured by the Deed of Trust or any such nominee or purchaser, any instrument or certificate which, in its sole judgment, Landlord, Bank, such other holder(s), or such nominee or purchaser, as the case may be, deems to be necessary or appropriate in any such foreclosure proceeding or conveyance in lieu of foreclosure or otherwise to evidence such attornment, provided that the rights of Tenant under the Lease shall not be impaired or Tenant’s obligations increased, as a result thereof.

3.

Acknowledgement and Agreement by Tenant.  Tenant acknowledges and agrees that:

(a)

The Deed of Trust and the agreements evidencing and securing the Loan exist;

(b)

From and after the date hereof, Tenant will not materially modify or materially amend the Lease without the prior written consent of Bank;

(c)

It has notice that all of Landlord’s rights under the Lease and the rent and all other sums due under the Lease have been assigned or are to be assigned to Bank as security for the Loan secured by the Deed of Trust; in the event that Bank notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to Bank, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Bank or as otherwise required pursuant to such notice without regard to any contrary instructions from Landlord; prior to the time that Bank shall succeed to the interest of Landlord in the Premises as described in Section 2 above, receipt of such payments by Bank shall not relieve Landlord of its obligations under the Lease, nor operate to make Bank responsible for the performance thereof, and Tenant shall continue to look solely to Landlord for performance of such obligations;

(d)

It has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Deed of Trust and is hereby waived and released as against Bank; and

(e)

This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

4.

No Obligation of Bank.  Without limiting Tenant’s rights or remedies at law or under the Lease, Tenant agrees that Bank shall have no obligation or incur any liability, including:

(a)

With respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof, or upon the addition of additional space, pursuant to any expansion rights contained in the Lease; or

(b)

With respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise.

Subject to the foregoing, if Bank succeeds to the interest of Landlord under the Lease, Tenant shall have the same remedies against Bank for the breach of any provision of the Lease as Tenant would or does have against Landlord; provided that Bank shall not (i) be bound by any amendments or material modifications to the Lease made without Bank’s consent, which shall not be unreasonably withheld, conditioned, or delayed, or (ii) be liable for any act or omission of Landlord, which occurred or accrued prior to the date of any such foreclosure or conveyance, or (iii) be subject to the offsets or defenses which Tenant might have against Landlord which have accrued prior to the date on which Bank shall have become the owner of the Property, other than offsets or defenses arising from acts that require cure in accordance with Bank’s obligations as the landlord under the Lease and which specifically give rise to express rights of offset under the Lease and which obligations to act accrue from and after the date Bank acquires the Property by foreclosure or otherwise, or (iv) be bound by any rent or additional rent or advance rent which Tenant might have paid more than one (1) month in advance to Landlord or any other party, and all such rent, upon Bank’s succession to Landlord’s interest under the Lease, shall remain due and owing, notwithstanding such advance payments; or (v) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Bank and with respect to which Tenant shall look solely to Landlord for refund or reimbursement.

Neither Bank nor any other party who shall be included in the definition of Bank hereunder shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in or to the Property.

5.

Inconsistent Provisions.  This Agreement supersedes any inconsistent provision of the Lease.

6.

Notices. Any notice, demand or request permitted, required or desired to be given in connection with this Agreement shall be in writing and shall be deemed effective if hand delivered, or if sent by United States certified or registered mail, return receipt requested, postage prepaid, or if sent by private receipted courier guaranteeing same-day or next-day delivery, addressed to the respective party at its address provided below.  If sent by U.S. certified mail in accordance with this Section 6, such notices shall be deemed given and received on the earlier of (a) actual receipt at the above specified address of the named addressee, or (b) on the third (3rd) business day after deposit with the United States Postal Service.  Notice given by any other means shall be deemed given and received only upon actual receipt at the herein specified address of the named addressee.

7.

Time.  Time is of the essence in all matters pertaining to the performance of this Agreement.

8.

Authority.  The parties to this Agreement warrant and represent to one another that they have the power and authority to enter into and perform their respective obligations under this Agreement in the names, titles and capacities herein stated and on behalf of any entities, persons, estates or firms represented or purported to be represented by such person, and that all formal requirements necessary or required by any state and/or federal law or private agreement in order for the parties to enter into and perform their respective obligations under this Agreement have been fully complied with.

9.

Entire Agreement.  THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT BETWEEN BANK AND TENANT REGARDING THE SUBJECT MATTER DEALT WITH HEREIN, AND IT MAY NOT BE MODIFIED, AMENDED OR DISCHARGED EXCEPT BY WRITTEN AMENDMENT EXECUTED BY THE PARTY AGAINST WHOM ENFORCEMENT OF SUCH MODIFICATION, AMENDMENT OR DISCHARGE IS SOUGHT.

10.

Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Bank, all obligations and liabilities accruing after such assignment or transfer shall be the responsibility of Bank’s transferee, and further provided that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Bank.

11.

GOVERNING LAW; VENUE.  THE TERMS, PROVISIONS AND CONDITIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.  VENUE OF ANY ACTION BROUGHT IN CONNECTION WITH THIS AGREEMENT SHALL BE IN DALLAS COUNTY, TEXAS (TO THE EXCLUSION OF ALL OTHER VENUES), WHERE THIS AGREEMENT IS PERFORMABLE.

12.

Attorney’s Fees.  Should any litigation or administrative proceeding be commenced by either of the parties hereto or their representatives, or should either party institute any proceeding in a court which has jurisdiction over any other party hereto or any or all of its property or assets, or should any litigation or proceeding be commenced concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, then the party or parties prevailing in such litigation or proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for such prevailing party’s attorneys’ fees and court costs in such litigation or proceeding, which shall be determined by the court (or presiding official) in such litigation or proceeding or in a separate action brought for that purpose.

13.

Severability.  If any provision of this Agreement shall, for any reason, be held to be violative of any applicable law, and so much of this Agreement is held to be unenforceable, then the invalidity of such specific provision shall not be held to invalidate any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

14.

Headings; Construction.  The headings contained in this Agreement are for reference purposes only and shall not modify or affect this Agreement in any manner whatsoever.  Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

15.

Landlord Consent and Approval.  Landlord hereby consents to and approves the terms of this Agreement, including, without limitation, the provisions of paragraph 3(c).

16.

Counterparts.  This Agreement has been or may be executed in counterparts, and each of such counterparts shall, for all purposes, be deemed an original and be enforceable against the party executing same.  Delivery of an executed counterpart of this Agreement by facsimile or portable document format (pdf) shall be equally as effective as delivery of an executed original counterpart and shall constitute a covenant to deliver an executed original counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Agreement.

[Signature Page Follows]

EXECUTED as of the date first above written.

BANK:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:

Elizabeth W. Falco

Senior Vice President, Corporate Banking

Address for Notices and Deliveries:

Texas Capital Bank, National Association

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

Attn:  Elizabeth W. Falco

THE STATE OF TEXAS

§

§

COUNTY OF DALLAS

§

This instrument was acknowledged before me on the __ day of __________, 2012, by Elizabeth W. Falco, Senior Vice President, Corporate Banking, of Texas Capital Bank, National Association, a national banking association, on behalf of said association.

Notary Public, State of Texas